Exhibit 99.1

Investor Contact: Mark Melnyk 407-613-3327 mark.melnyk@hgv.com	Media Contact: Lauren George 407-613-8431 lauren.george@hgv.com
FOR IMMEDIATE RELEASE
Hilton Grand Vacations Reports Third Quarter 2025 Results
ORLANDO, Fla. (Oct. 30, 2025) – Hilton Grand Vacations Inc. (NYSE: HGV) (“HGV” or “the Company”) today reports its third quarter 2025 results.
Third Quarter of 2025 highlights1
•Total contract sales were $907 million, an increase of 16.7% compared to the third quarter of 2024.
•Total revenues were $1.300 billion.
◦Total revenues were affected by a net deferral of $99 million.
•Net income attributable to stockholders was $25 million and diluted EPS was $0.28.
◦Adjusted net income attributable to stockholders was $54 million and adjusted diluted EPS was $0.60.
◦Net income and Adjusted Net Income attributable to stockholders were affected by a net deferral of $57 million, or $(0.63) per share.
•Adjusted EBITDA attributable to stockholders was $245 million.
◦Adjusted EBITDA attributable to stockholders was affected by a net deferral of $57 million.
•During the third quarter, the Company repurchased 3.3 million shares of common stock for $150 million.
◦From Oct. 1 through Oct. 23, 2025, the Company repurchased approximately 1.1 million shares for $47 million and currently has $531 million of remaining availability under the 2025 Repurchase Plan.
•The Company is reiterating its prior guidance for the full year 2025 Adjusted EBITDA, excluding deferrals and recognitions, of $1.125 billion to $1.165 billion.
“We delivered broad-based operational and financial performance across key channels and geographies in the third quarter, reflecting the strength of our brand and our business model,” said Mark Wang, CEO of Hilton Grand Vacations. “Our team’s execution against our strategic initiatives, coupled with the investments we’ve made throughout the year, will continue to support strong long-term cash flow generation and enable meaningful returns to shareholders.”
1.The Company’s current period results and prior year results include impacts related to deferrals of revenues and direct expenses related to the Sales of Vacation Ownership Intervals or Vacation Ownership Interests (“VOIs”) under construction that are recognized when construction is complete. These impacts are reflected in the sub-bullets.

Overview
On Jan. 17, 2024, HGV completed the acquisition of Bluegreen Vacations Holding Corporation (“Bluegreen” or “Bluegreen Vacations”).
For the quarter ended Sept. 30, 2025, diluted EPS was $0.28 compared to $0.28 for the quarter ended Sept. 30, 2024. Net income attributable to stockholders and Adjusted EBITDA attributable to stockholders were $25 million and $245 million, respectively, for the quarter ended Sept. 30, 2025, compared to net income attributable to stockholders and Adjusted EBITDA attributable to stockholders of $29 million and $303 million, respectively, for the quarter ended Sept. 30, 2024. Total revenues for the quarter ended Sept. 30, 2025, were $1.300 billion compared to $1.306 billion for the quarter ended Sept. 30, 2024.
Net income attributable to stockholders and Adjusted EBITDA attributable to stockholders for the quarter ended Sept. 30, 2025, included a net deferral of $57 million relating to projects under construction in Hawaii and Japan during the period. Net income attributable to stockholders and Adjusted EBITDA attributable to stockholders for the quarter ended Sept. 30, 2024, included a net recognition of $27 million relating to the completion of projects under construction in Hawaii during the period.
During the first quarter of 2025, the Company renamed the line item “Sales, marketing, brand and other fees,” as previously shown on the condensed consolidated statements of income, and used elsewhere within the filing, to “Fee-for-service commissions, package sales and other,” to better align with the underlying activity. This change did not result in any reclassification of revenues and had no impact on the Company's consolidated results for any of the periods presented.
Consolidated Segment Highlights – Third Quarter of 2025
Real Estate Sales and Financing
For the quarter ended Sept. 30, 2025, Real Estate Sales and Financing segment revenues were $789 million, a decrease of $25 million compared to the quarter ended Sept. 30, 2024. Real Estate Sales and Financing segment Adjusted EBITDA and Adjusted EBITDA profit margin were $184 million and 23.3%, respectively, for the quarter ended Sept. 30, 2025, compared to $233 million and 28.6%, respectively, for the quarter ended Sept. 30, 2024. Real Estate Sales and Financing segment revenues in the third quarter of 2025 decreased primarily due to a $77 million decrease in Sales of VOI, net, driven by net deferrals in 2025 versus net recognitions in 2024, partially offset by a $23 million increase in financing revenue and a $29 million increase in fee-for-service commissions, package sales, and other fees.
Real Estate Sales and Financing segment Adjusted EBITDA reflects a net deferral of $57 million due to the deferral of sales and related expenses of VOIs under construction for the quarter ended Sept. 30, 2025, compared to $27 million net recognition of sales and related expenses for the quarter ended Sept. 30, 2024. The net deferral in 2025 decreased reported Adjusted EBITDA attributable to stockholders, while the net recognition in 2024 increased reported Adjusted EBITDA attributable to stockholders.
Contract sales for the quarter ended Sept. 30, 2025, increased $130 million to $907 million compared to the quarter ended Sept. 30, 2024. For the quarter ended Sept. 30, 2025, tours increased by 1.9% and VPG increased by 14.7% compared to the quarter ended Sept. 30, 2024. For the quarter ended Sept. 30, 2025, fee-for-service contract sales represented 17.2% of contract sales compared to 17.9% for the quarter ended Sept. 30, 2024.
Financing revenues for the quarter ended Sept. 30, 2025, increased by $23 million compared to the quarter ended Sept. 30, 2024. This was driven primarily by an increase in the average balance of the originated portfolio and a reduction in the premium amortization of acquired timeshare financing receivables as of Sept. 30, 2025, compared to Sept. 30, 2024.
Resort Operations and Club Management
For the quarter ended Sept. 30, 2025, Resort Operations and Club Management segment revenue was $406 million, an increase of $23 million compared to the quarter ended Sept. 30, 2024. Resort Operations and Club Management segment Adjusted EBITDA and Adjusted EBITDA profit margin were $159 million and 39.2%, respectively, for the quarter ended Sept. 30, 2025, compared to $156 million and 40.7%, respectively, for the quarter ended Sept. 30, 2024, and remained consistent when compared to the same period in 2024.
Inventory
The estimated value of the Company’s total contract sales pipeline is $14.1 billion at current pricing.
The total pipeline includes $10.7 billion of sales relating to inventory that is currently available for sale. The remaining $3.4 billion of sales is related to inventory that will be made available for sale in the future at planned projects.

Owned inventory represents 91.2% of the Company’s total pipeline. Approximately 77.1% of the owned inventory pipeline is currently available for sale.
Fee-for-service inventory represents 8.8% of the Company’s total pipeline. Approximately 64.6% of the fee-for-service inventory pipeline is currently available for sale.
Balance Sheet and Liquidity
Total cash and cash equivalents were $215 million and total restricted cash was $328 million as of Sept. 30, 2025.
As of Sept. 30, 2025, the Company had $4.7 billion of corporate debt, net outstanding with a weighted average interest rate of 5.980% and $2.5 billion of non-recourse debt, net outstanding with a weighted average interest rate of 5.096%.
As of Sept. 30, 2025, the Company’s liquidity position consisted of $215 million of unrestricted cash and $632 million remaining borrowing capacity under the revolver facility.
As of Sept. 30, 2025, HGV has $300 million remaining borrowing capacity under the Timeshare Facility. As of Sept. 30, 2025, the Company had $1.1 billion of notes that were current on payments but not securitized. Of that figure, approximately $586 million could be monetized through either warehouse borrowing or securitization while another $358 million of mortgage notes anticipate being eligible following certain customary milestones such as first payment, deeding and recording.
Free cash flow was $(4) million for the quarter ended Sept. 30, 2025, compared to $59 million for the same period in the prior year. Adjusted free cash flow was $23 million for the quarter ended Sept. 30, 2025, compared to $(42) million for the same period in the prior year. Adjusted free cash flow for the quarter ended Sept. 30, 2025, and 2024 includes add-backs of $49 million and $61 million, respectively for acquisition and integration related costs.
As of Sept. 30, 2025, the Company’s total net leverage on a trailing 12-month basis, inclusive of all anticipated cost synergies, was approximately 4.0x.
Financing Business Optimization
In light of HGV’s recent capital markets consolidation and strong track record of execution in securitization markets, the Company intends to take advantage of its significant excess liquidity position by optimizing its securitization strategy through increased use of non-recourse credit markets, generating incremental cash flow that can be deployed for additional capital returns and business reinvestment.

Total Construction Deferrals and/or Recognitions Included in Results Reported Under Accounting Standards Codification Topic 606 (“ASC 606”)
The Company’s Adjusted EBITDA as reported under ASC 606 includes construction-related recognitions and deferrals of revenues and related expenses as detailed in Table T-1 below. Under ASC 606, the Company defers revenues and related expenses pertaining to sales at projects that occur during periods when that project is under construction until the period when construction is completed.

T-1
NET CONSTRUCTION DEFERRAL ACTIVITY
(in millions)

	2025
NET CONSTRUCTION DEFERRAL ACTIVITY	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs (deferrals) recognitions	$(126)	$(82)	$(99)	$—	$(307)
Cost of VOI sales (deferrals) recognitions(1)	(37)	(23)	(26)	—	(86)
Sales and marketing expense (deferrals) recognitions	(21)	(14)	(16)	—	(51)
Net construction (deferrals) recognitions(2)	$(68)	$(45)	$(57)	$—	$(170)

Net (loss) income attributable to stockholders	$(17)	$25	$25	$—	$33
Net income attributable to noncontrolling interest	5	3	5	—	13
Net (loss) income	(12)	28	30	—	46
Interest expense	77	79	79	—	235
Income tax expense	6	15	15	—	36
Depreciation and amortization	67	59	67	—	193
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	1	—	—	1
EBITDA	138	182	191	—	511
Other (gain) loss, net	(6)	(4)	3	—	(7)
Share-based compensation expense	12	23	19	—	54
Acquisition and integration-related expense	28	26	24	—	78
Impairment expense	—	1	1	—	2
Other adjustment items(3)	13	10	11	—	34
Adjusted EBITDA	185	238	249	—	672
Adjusted EBITDA attributable to noncontrolling interest	5	5	4	—	14
Adjusted EBITDA attributable to stockholders	$180	$233	$245	$—	$658

NET CONSTRUCTION DEFERRAL ACTIVITY
(CONTINUED, in millions)

	2024
NET CONSTRUCTION DEFERRAL ACTIVITY	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs recognitions (deferrals)	$2	$(13)	$49	$(90)	$(52)
Cost of VOI sales (deferrals) recognitions(1)	(1)	(4)	15	(28)	(18)
Sales and marketing expense (deferrals) recognitions	—	(1)	7	(13)	(7)
Net construction recognitions (deferrals)(2)	$3	$(8)	$27	$(49)	$(27)

Net (loss) income attributable to stockholders	$(4)	$2	$29	$20	$47
Net income attributable to noncontrolling interest	2	2	3	6	13
Net (loss) income	(2)	4	32	26	60
Interest expense	79	87	84	79	329
Income tax (benefit) expense	(11)	3	61	23	76
Depreciation and amortization	62	68	68	70	268
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	2	(1)	—	2
EBITDA	129	164	244	198	735
Other loss (gain), net	5	3	(9)	12	11
Share-based compensation expense	9	18	11	9	47
Acquisition and integration-related expense	109	48	36	44	237
Impairment expense	2	—	—	—	2
Other adjustment items(3)	22	33	25	(18)	62
Adjusted EBITDA	276	266	307	245	1,094
Adjusted EBITDA attributable to noncontrolling interest	3	4	4	5	16
Adjusted EBITDA attributable to stockholders	$273	$262	$303	$240	$1,078
(1)Includes anticipated Costs of VOI sales related to inventory associated with Sales of VOIs under construction that will be acquired once construction is complete.
(2)The table represents deferrals and recognitions of Sales of VOIs revenue and direct costs for properties under construction.
(3)Includes costs associated with restructuring, one-time charges and other non-cash items. This amount also includes the amortization of premiums resulting from purchase accounting.

Conference Call
Hilton Grand Vacations will host a conference call on Oct. 30, 2025, at 11 a.m. (ET) to discuss third quarter results.
To access the live teleconference, please dial 1-877-407-0784 in the U.S./Canada (or +1-201-689-8560 internationally) approximately 15 minutes prior to the teleconference’s start time. A live webcast will also be available by logging onto the HGV Investor Relations website at https://investors.hgv.com.
In the event of audio difficulties during the call on the toll-free number, participants are advised that accessing the call using the +1-201-689-8560 dial-in number may bypass the source of audio difficulties.
A replay will be available within 24 hours after the teleconference’s completion through Nov. 13, 2025. To access the replay, please dial 1-844-512-2921 in the U.S. (+1-412-317-6671 internationally) using ID# 13751068. A webcast replay and transcript will also be available within 24 hours after the live event at https://investors.hgv.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements convey management’s expectations as to the future of HGV, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time HGV makes such statements. Forward-looking statements include all statements that are not historical facts, and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “future,” “guidance,” “target,” or the negative version of these words or other comparable words, although not all forward-looking statements may contain such words. The forward-looking statements contained in this press release include statements related to HGV’s revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance and other anticipated future events and expectations that are not historical facts.
HGV cautions you that our forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond HGV’s control, which may cause the actual results, performance or achievements to be materially different from the future results. Any one or more of these risks or uncertainties, could adversely impact HGV’s operations, revenue, operating profits and margins, key business operational metrics, financial condition or credit rating.
For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HGV’s most recent Annual Report on Form 10-K, which may be supplemented and updated by the risk factors in HGV’s quarterly reports, current reports and other filings HGV makes with the SEC.
HGV’s forward-looking statements speak only as of the date of this communication or as of the date they are made. HGV disclaims any intent or obligation to update any “forward-looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Non-GAAP Financial Measures
The Company refers to certain non-GAAP financial measures in this press release, including Adjusted Net Income or Loss, Adjusted Net Income or Loss Attributable to Stockholders, Adjusted Diluted EPS, EBITDA, Adjusted EBITDA, Adjusted EBITDA Attributable to Stockholders, EBITDA profit margin, Adjusted EBITDA profit margin, Free Cash Flow and Adjusted Free Cash Flow, profits and profit margins for HGV’s key activities - real estate, financing, resort and club management, and rental and ancillary services. Please see the tables in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.
The Company believes these additional measures are also important in helping investors understand the performance and efficiency with which we are able to convert revenues for each of these key activities into operating profit, both in dollars and as margins, and are frequently used by securities analysts, investors and other interested parties as one of common performance measures to compare results or estimate valuations across companies in our industry.
The Company refers to Adjusted EBITDA guidance excluding deferrals and recognitions, which does not take into account any future deferrals of revenues and direct expenses related to the sales of VOIs under construction that are recognized, only on a non-GAAP basis, as the quantification of reconciling items to the most directly comparable U.S. GAAP financial measure is not readily available without unreasonable effort due to uncertainties associated with the timing and amount of such items. These items may create a material difference between the non-GAAP and comparable U.S. GAAP results.

About Hilton Grand Vacations Inc.
Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company and is the exclusive vacation ownership partner of Hilton. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets, and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. Hilton Grand Vacations has a reputation for delivering a consistently exceptional standard of service, and unforgettable vacation experiences for guests and more than 720,000 Club Members. Membership with the Company provides best-in-class programs, exclusive services and maximum flexibility for our Members around the world.
For more information, visit www.corporate.hgv.com. Follow us on Instagram, Facebook, LinkedIn, X (formerly Twitter), Pinterest and YouTube.
HILTON GRAND VACATIONS INC.
DEFINITIONS
EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders
EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income (loss), before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization.
Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) other gains, including asset dispositions and foreign currency transactions; (ii) debt restructurings/retirements; (iii) non-cash impairment losses; (iv) share-based and other compensation expenses; and (v) other items, including but not limited to costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges.
Adjusted EBITDA Attributable to Stockholders is calculated as Adjusted EBITDA, as previously defined, excluding amounts attributable to the noncontrolling interest in Bluegreen/Big Cedar Vacations in which HGV owns a 51% interest (“Big Cedar”).
EBITDA profit margin, presented herein, represents EBITDA, as previously defined, divided by total revenues. Adjusted EBITDA profit margin, presented herein, represents Adjusted EBITDA, as previously defined, divided by total revenues.
EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders may not be comparable to similarly titled measures of other companies.
HGV believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.
EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect changes in, or cash requirements for, our working capital needs;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect our tax expense or the cash requirements to pay our taxes;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized; and

•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.
Because of these limitations, EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.
Adjusted Net Income, Adjusted Net Income Attributable to Stockholders and Adjusted Diluted EPS Attributable to Stockholders
Adjusted Net Income, presented herein, is calculated as net income (loss) further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges. Adjusted Net Income Attributable to Stockholders, presented herein, is calculated as Adjusted Net Income, as defined above, excluding amounts attributable to the noncontrolling interest in Big Cedar. Adjusted Diluted EPS, presented herein, is calculated as Adjusted Net Income Attributable to Stockholders, as defined above, divided by diluted weighted average shares outstanding.
Adjusted Net Income, Adjusted Net Income Attributable to Stockholders and Adjusted Diluted EPS are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definition may not be comparable to similarly titled measures of other companies.
Adjusted Net Income, Adjusted Net Income Attributable to Stockholders and Adjusted Diluted EPS are useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Free Cash Flow and Adjusted Free Cash Flow
Free Cash Flow represents cash from operating activities less non-inventory capital spending.
Adjusted Free Cash Flow represents free cash flow further adjusted for net non-recourse debt activities and other one-time adjustment items including, but not limited to, costs associated with acquisitions.
We consider Free Cash Flow and Adjusted Free Cash Flow to be liquidity measures not recognized under U.S. GAAP that provide useful information to both management and investors about the amount of cash generated by operating activities that can be used for investing and financing activities, including strategic opportunities and debt service. We do not believe these non-GAAP measures to be a representation of how we will use excess cash.
Non-GAAP Measures within Our Segments
Sales revenue represents sales of VOIs, net, and Fee-for-service commissions earned from the sale of fee-for-service VOIs. Fee-for-service commissions represents Fee-for-service commissions, package sales and other fees, which corresponds to the applicable line item from our condensed consolidated statements of income, adjusted by package sales and other fees earned primarily from discounted marketing related packages which encompass a sales tour to prospective owners. Real estate expense represents costs of VOI sales and Sales and marketing expense, net. Sales and marketing expense, net represents sales and marketing expense, which corresponds to the applicable line item from our condensed consolidated statements of income, adjusted by package sales and other fees earned primarily from discounted marketing related packages which encompass a sales tour to prospective owners. Both fee-for-service commissions and sales and marketing expense, net, represent non-GAAP measures. We present these items net because it provides a meaningful measure of our underlying real estate profit related to our primary real estate activities which focus on the sales and costs associated with our VOIs.
Real estate profit represents sales revenue less real estate expense. Real estate margin is calculated as a percentage by dividing real estate profit by sales revenue. We consider real estate profit margin to be an important non-GAAP operating measure because it measures the efficiency of our sales and marketing spending, management of inventory costs, and initiatives intended to improve profitability.
Financing profit represents financing revenue, net of financing expense, both of which correspond to the applicable line items from our condensed consolidated statements of income. Financing profit margin is calculated as a percentage by dividing financing profit by financing revenue. We consider this to be an important non-GAAP operating measure because it measures the efficiency and profitability of our financing business in connection with our VOI sales.
Resort and club management profit represents resort and club management revenue, net of resort and club management expense, both of which correspond to the applicable line items from our condensed consolidated statements of income.

Resort and club management profit margin is calculated as a percentage by dividing resort and club management profit by resort and club management revenue. We consider this to be an important non-GAAP operating measure because it measures the efficiency and profitability of our resort and club management business that support our VOI sales business.
Rental and ancillary services profit represents rental and ancillary services revenues, net of rental and ancillary services expenses, both of which correspond to the applicable line items from our condensed consolidated statements of income. Rental and ancillary services profit margin is calculated as a percentage by dividing rental and ancillary services profit by rental and ancillary services revenue. We consider this to be an important non-GAAP operating measure because it measures our ability to convert available inventory and unoccupied rooms into revenue and profit by transient rentals, as well as profitability of other services, such as food and beverage, retail, spa offerings and other guest services.
Real Estate Metrics
Contract sales represents the total amount of VOI products (fee-for-service, just-in-time, developed, and points-based) under purchase agreements signed during the period where we have received a down payment of at least 10% of the contract price. Contract sales differ from revenues from the Sales of VOIs, net that we report in our condensed consolidated statements of income due to the requirements for revenue recognition, as well as adjustments for incentives. While we do not record the purchase price of sales of VOI products developed by fee-for-service partners as revenue in our condensed consolidated financial statements, rather recording the commission earned as revenue in accordance with U.S. GAAP, we believe contract sales to be an important operational metric, reflective of the overall volume and pace of sales in our business and believe it provides meaningful comparability of HGV’s results the results of our competitors which may source their VOI products differently. HGV believes that the presentation of contract sales on a combined basis (fee-for-service, just-in-time, developed, and points-based) is most appropriate for the purpose of the operating metric; additional information regarding the split of contract sales, is included in Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our most recent Quarterly Report on form 10-Q for the period ended Sept. 30, 2025.
Developed Inventory refers to VOI inventory that is sourced from projects developed by HGV.
Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of third-party developers.
Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.
Points-Based Inventory refers to VOI sales that are backed by physical real estate that is or will be contributed to a trust.
Net Owner Growth (“NOG”) represents the year-over-year change in membership.
Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.
Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing contract sales, excluding telesales, by tour flow. HGV considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

HILTON GRAND VACATIONS INC.
FINANCIAL TABLES

HILTON GRAND VACATIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share data)

	September 30, 2025	December 31, 2024
	(unaudited)
ASSETS
Cash and cash equivalents	$215	$328
Restricted cash	328	438
Accounts receivable, net	440	315
Timeshare financing receivables, net	3,059	3,006
Inventory	2,454	2,244
Property and equipment, net	854	792
Operating lease right-of-use assets, net	74	84
Investments in unconsolidated affiliates	79	73
Goodwill	1,985	1,985
Intangible assets, net	1,726	1,787
Other assets	466	390
TOTAL ASSETS	$11,680	$11,442

LIABILITIES AND EQUITY
Accounts payable, accrued expenses and other	$1,067	$1,125
Advanced deposits	228	226
Debt, net	4,719	4,601
Non-recourse debt, net	2,472	2,318
Operating lease liabilities	91	100
Deferred revenues	635	252
Deferred income tax liabilities	927	925
Total liabilities	10,139	9,547
Equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of September 30, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 86,635,596 shares issued and outstanding as of September 30, 2025, and 96,720,179 shares issued and outstanding as of December 31, 2024	1	1
Additional paid-in capital	1,308	1,399
Accumulated retained earnings	88	352
Accumulated other comprehensive loss	(12)	—
Total stockholders' equity	1,385	1,752
Noncontrolling interest	156	143
Total equity	1,541	1,895
TOTAL LIABILITIES AND EQUITY	$11,680	$11,442

HILTON GRAND VACATIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues
Sales of VOIs, net	$473	$550	$1,320	$1,459
Fee-for-service commissions, package sales and other fees	188	159	495	471
Financing	128	105	379	311
Resort and club management	193	179	559	516
Rental and ancillary services	186	183	568	559
Cost reimbursements	132	130	393	381
Total revenues	1,300	1,306	3,714	3,697
Expenses
Cost of VOI sales	43	75	106	188
Sales and marketing	497	467	1,401	1,321
Financing	53	45	162	128
Resort and club management	58	50	168	152
Rental and ancillary services	190	178	599	539
General and administrative	58	44	162	147
Acquisition and integration-related expense	24	36	78	193
Depreciation and amortization	67	68	193	198
License fee expense	56	49	157	124
Impairment expense	1	—	2	2
Cost reimbursements	132	130	393	381
Total operating expenses	1,179	1,142	3,421	3,373
Interest expense	(79)	(84)	(235)	(250)
Equity in earnings from unconsolidated affiliates	6	4	17	12
Other (loss) gain, net	(3)	9	7	1
Income before income taxes	45	93	82	87
Income tax expense	(15)	(61)	(36)	(53)
Net income	30	32	46	34
Net income attributable to noncontrolling interest	5	3	13	7
Net income attributable to stockholders	$25	$29	$33	$27
Earnings per share attributable to stockholders:
Basic	$0.28	$0.28	$0.37	$0.26
Diluted	$0.28	$0.28	$0.36	$0.26
(1)Earnings per share is calculated using whole numbers.

HILTON GRAND VACATIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating Activities
Net income	$30	$32	$46	$34
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67	68	193	198
Amortization of deferred financing costs, acquisition premiums and other	20	33	57	96
Provision for financing receivables losses	131	115	311	274
Impairment expense	1	—	2	2
Other (gain) loss, net	3	(9)	(7)	(1)
Share-based compensation	19	11	54	38
Deferred income tax expense	—	—	6	—
Equity in earnings from unconsolidated affiliates	(6)	(4)	(17)	(12)
Return on investment in unconsolidated affiliates	5	10	10	10
Net changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	6	125	(117)	140
Timeshare financing receivables, net	(247)	(205)	(471)	(401)
Inventory	(22)	(7)	(85)	(38)
Purchases and development of real estate for future conversion to inventory	(12)	(11)	(73)	(61)
Other assets	120	144	(102)	(10)
Accounts payable, accrued expenses and other	(160)	(102)	(61)	(47)
Advanced deposits	(6)	(1)	3	4
Deferred revenue	85	(108)	384	(22)
Net cash provided by operating activities	34	91	133	204
Investing Activities
Acquisition of a business, net of cash and restricted cash acquired	—	—	—	(1,444)
Capital expenditures for property and equipment (excluding inventory)	(21)	(10)	(50)	(27)
Software capitalization costs	(17)	(22)	(54)	(42)
Other	—	—	—	(1)
Net cash used in investing activities	(38)	(32)	(104)	(1,514)
Financing Activities
Proceeds from debt	810	155	2,237	2,240
Proceeds from non-recourse debt	1,065	—	2,755	905
Repayment of debt	(674)	(9)	(2,181)	(406)
Repayment of non-recourse debt	(1,087)	(162)	(2,598)	(1,393)
Payment of debt issuance costs	(8)	(1)	(21)	(52)
Repurchase and retirement of common stock	(150)	(108)	(450)	(307)
Payment of withholding taxes on vesting of restricted stock units	(1)	—	(9)	(21)
Proceeds from employee stock plan purchases	—	—	8	5
Proceeds from stock option exercises	9	—	11	7
Distributions to noncontrolling interest holder	—	(5)	—	(5)
Other	(3)	—	(4)	(2)
Net cash (used in) provided by financing activities	(39)	(130)	(252)	971
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(6)	11	—	(5)
Net decrease in cash, cash equivalents and restricted cash	(49)	(60)	(223)	(344)
Cash, cash equivalents and restricted cash, beginning of period	592	601	766	885
Cash, cash equivalents and restricted cash, end of period	543	541	543	541
Less: Restricted Cash	328	244	328	244
Cash and cash equivalents	$215	$297	$215	$297

HILTON GRAND VACATIONS INC.
FREE CASH FLOW RECONCILIATION
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$34	$91	$133	$204
Capital expenditures for property and equipment	(21)	(10)	(50)	(27)
Software capitalization costs	(17)	(22)	(54)	(42)
Free Cash Flow	$(4)	$59	$29	$135
Non-recourse debt activity, net	(22)	(162)	157	(488)
Acquisition and integration-related expense	24	36	78	193
Litigation settlement payment	—	—	—	63
Other adjustment items(1)	25	25	78	51
Adjusted Free Cash Flow	$23	$(42)	$342	$(46)
(1)Includes capitalized acquisition and integration-related costs and other one-time adjustments.

HILTON GRAND VACATIONS INC.
SEGMENT REVENUE RECONCILIATION
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Real estate sales and financing	$789	$814	$2,194	$2,241
Resort operations and club management	406	383	1,202	1,129
Total segment revenues	1,195	1,197	3,396	3,370
Cost reimbursements	132	130	393	381
Intersegment eliminations	(27)	(21)	(75)	(54)
Total revenues	$1,300	$1,306	$3,714	$3,697

HILTON GRAND VACATIONS INC.
SEGMENT ADJUSTED EBITDA AND ADJUSTED EBITDA ATTRIBUTABLE TO STOCKHOLDERS
TO NET INCOME ATTRIBUTABLE TO STOCKHOLDERS
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income attributable to stockholders	$25	$29	$33	$27
Net income attributable to noncontrolling interest	5	3	13	7
Net income	30	32	46	34
Interest expense	79	84	235	250
Income tax expense	15	61	36	53
Depreciation and amortization	67	68	193	198
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	(1)	1	2
EBITDA	191	244	511	537
Other loss (gain), net	3	(9)	(7)	(1)
Share-based compensation expense	19	11	54	38
Acquisition and integration-related expense	24	36	78	193
Impairment expense	1	—	2	2
Other adjustment items(1)	11	25	34	80
Adjusted EBITDA	249	307	672	849
Adjusted EBITDA attributable to noncontrolling interest	4	4	14	11
Adjusted EBITDA attributable to stockholders	$245	$303	$658	$838

Segment Adjusted EBITDA:
Real estate sales and financing(2)	$184	$233	$493	$632
Resort operations and club management(2)	159	156	441	442
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	5	3	17	14
License fee expense	(56)	(49)	(157)	(124)
General and administrative(3)	(43)	(36)	(122)	(115)
Adjusted EBITDA	249	307	672	849
Adjusted EBITDA attributable to noncontrolling interest	4	4	14	11
Adjusted EBITDA attributable to stockholders	$245	$303	$658	$838
Adjusted EBITDA profit margin	19.2%	23.5%	18.1%	23.0%
EBITDA profit margin	14.7%	18.7%	13.8%	14.5%
(1)Includes costs associated with restructuring, one-time charges, other non-cash items and the amortization of premiums resulting from purchase accounting.
(2)Includes intersegment transactions, share-based compensation, depreciation and other adjustments attributable to the segments.
(3)Excludes segment related share-based compensation, depreciation and other adjustment items.

HILTON GRAND VACATIONS INC.
REAL ESTATE SALES PROFIT DETAIL SCHEDULE
(in millions, except Tour Flow and VPG)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Tour flow	232,035	227,790	631,782	628,316
VPG	$3,891	$3,392	$3,880	$3,423
Owned contract sales mix	82.8%	82.1%	83.4%	82.1%
Fee-for-service contract sales mix	17.2%	17.9%	16.6%	17.9%

Contract sales	$907	$777	$2,462	$2,165
Adjustments:
Fee-for-service sales(1)	(156)	(139)	(409)	(387)
Provision for financing receivables losses	(126)	(114)	(293)	(272)
Reportability and other:
Net (deferrals) recognitions of sales of VOIs under construction(2)	(99)	49	(307)	38
Other(3)	(53)	(23)	(133)	(85)
Sales of VOIs, net	$473	$550	$1,320	$1,459
Plus:
Fee-for-service commissions	94	83	246	235
Sales revenue	567	633	1,566	1,694

Cost of VOI sales	43	75	106	188
Sales and marketing expense, net	403	391	1,152	1,085
Real estate expense	446	466	1,258	1,273
Real estate profit	$121	$167	$308	$421
Real estate profit margin(4)	21.3%	26.4%	19.7%	24.9%

Reconciliation of fee-for-service commissions:
Fee-for-service commissions, package sales and other fees	$188	$159	$495	$471
Less: Package sales and other fees(5)	(94)	(76)	(249)	(236)
Fee-for-service commissions	$94	$83	$246	$235

Reconciliation of sales and marketing expense:
Sales and marketing expense	$497	$467	$1,401	$1,321
Less: Package sales and other fees(5)	(94)	(76)	(249)	(236)
Sales and marketing expense, net	$403	$391	$1,152	$1,085
(1)Represents contract sales from fee-for-service properties on which we earn commissions and brand fees.
(2)Represents the net impact related to deferrals of revenues related to the Sales of VOIs under construction that are recognized when construction is complete.
(3)Includes adjustments for revenue recognition, including sales incentives and amounts in rescission.
(4)Excluding the marketing revenue and other fees adjustment, Real Estate profit margin was 18.3% and 23.6% for the three months ended September 30, 2025 and 2024, respectively, and 17.0% and 21.8% for the nine months ended September 30, 2025 and 2024, respectively.
(5)Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers and revenue associated with sales incentives, title service and document compliance.

HILTON GRAND VACATIONS INC.
CONTRACT SALES MIX BY TYPE SCHEDULE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Just-In-Time Contract Sales Mix	9.7%	19.2%	10.2%	21.4%
Fee-For-Service Contract Sales Mix	17.2%	17.9%	16.6%	17.9%
Total Capital-Efficient Contract Sales Mix	26.9%	37.1%	26.8%	39.3%

HILTON GRAND VACATIONS INC.
FINANCING PROFIT DETAIL SCHEDULE
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Interest income	$126	$118	$371	$346
Other financing revenue	9	9	31	31
Premium amortization of acquired timeshare financing receivables	(7)	(22)	(23)	(66)
Financing revenue	128	105	379	311
Consumer financing interest expense	31	26	86	71
Other financing expense	21	18	72	52
Amortization of acquired non-recourse debt discounts and premiums, net	1	1	4	5
Financing expense	53	45	162	128
Financing profit	$75	$60	$217	$183
Financing profit margin	58.6%	57.1%	57.3%	58.8%

HILTON GRAND VACATIONS INC.
RESORT AND CLUB PROFIT DETAIL SCHEDULE
(in millions, except for Members and Net Owner Growth)

	Twelve Months Ended September 30,
	2025	2024
Total members	721,488	721,504
Consolidated Net Owner Growth (NOG)(1)	(16)	6,067
Consolidated Net Owner Growth % (NOG)(1)	—%	1.2%
(1)Consolidated NOG is a trailing-twelve-month concept which includes total member count for all club offerings for the twelve months ended September 30, 2025; the twelve months ended September 30, 2024 includes only HGV Max and Legacy-HGV-DRI members on a consolidated basis.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Club management revenue	$78	$74	$220	$204
Resort management revenue	115	105	339	312
Resort and club management revenues	193	179	559	516
Club management expense	22	20	63	61
Resort management expense	36	30	105	91
Resort and club management expenses	58	50	168	152
Resort and club management profit	$135	$129	$391	$364
Resort and club management profit margin	69.9%	72.1%	69.9%	70.5%

HILTON GRAND VACATIONS INC.
RENTAL AND ANCILLARY PROFIT DETAIL SCHEDULE
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Rental revenues	$173	$171	$527	$521
Ancillary services revenues	13	12	41	38
Rental and ancillary services revenues	186	183	568	559
Rental expenses	178	167	564	507
Ancillary services expense	12	11	35	32
Rental and ancillary services expenses	190	178	599	539
Rental and ancillary services profit	$(4)	$5	$(31)	$20
Rental and ancillary services profit margin	(2.2)%	2.7%	(5.5)%	3.6%

HILTON GRAND VACATIONS INC.
REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Sales of VOIs, net	$473	$550	$1,320	$1,459
Fee-for-service commissions, package sales and other fees	188	159	495	471
Financing revenue	128	105	379	311
Real estate sales and financing segment revenues	789	814	2,194	2,241
Cost of VOI sales	(43)	(75)	(106)	(188)
Sales and marketing expense	(497)	(467)	(1,401)	(1,321)
Financing expense	(53)	(45)	(162)	(128)
Marketing package stays	(27)	(21)	(75)	(54)
Share-based compensation	5	3	14	9
Other adjustment items	10	24	29	73
Real estate sales and financing segment adjusted EBITDA	$184	$233	$493	$632
Real estate sales and financing segment adjusted EBITDA profit margin	23.3%	28.6%	22.5%	28.2%

HILTON GRAND VACATIONS INC.
RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Resort and club management revenues	$193	$179	$559	$516
Rental and ancillary services	186	183	568	559
Marketing package stays	27	21	75	54
Resort and club management segment revenue	406	383	1,202	1,129
Resort and club management expenses	(58)	(50)	(168)	(152)
Rental and ancillary services expenses	(190)	(178)	(599)	(539)
Share-based compensation	2	2	7	5
Other adjustment items	(1)	(1)	(1)	(1)
Resort and club segment adjusted EBITDA	$159	$156	$441	$442
Resort and club management segment adjusted EBITDA profit margin	39.2%	40.7%	36.7%	39.1%

HILTON GRAND VACATIONS INC.
ADJUSTED NET INCOME ATTRIBUTABLE TO STOCKHOLDERS AND
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO STOCKHOLDERS (Non-GAAP)
(in millions except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income attributable to stockholders	$25	$29	$33	$27
Net income attributable to noncontrolling interest	5	3	13	7
Net income	30	32	46	34
Income tax expense	15	61	36	53
Net income before income taxes	45	93	82	87
Certain items:
Other loss (gain), net	3	(9)	(7)	(1)
Impairment expense	1	—	2	2
Acquisition and integration-related expense	24	36	78	193
Other adjustment items(1)	11	25	34	80
Adjusted income before income taxes	84	145	189	361
Income tax expense	(25)	(74)	(63)	(122)
Adjusted net income	59	71	126	239
Net income attributable to noncontrolling interest	5	3	13	7
Adjusted net income attributable to stockholders	$54	$68	$113	$232

Weighted average shares outstanding
Diluted	90.1	102.0	93.2	104.4
Earnings per share attributable to stockholders(2):
Diluted	$0.28	$0.28	$0.36	$0.26
Adjusted diluted	$0.60	$0.67	$1.22	$2.22
(1)Includes costs associated with restructuring, one-time charges, the amortization of premiums and discounts resulting from purchase accounting and other non-cash items.
(2)Earnings per share amounts are calculated using whole numbers.

HILTON GRAND VACATIONS INC.
RECONCILIATION OF NON-GAAP PROFIT MEASURES TO GAAP MEASURE
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2025	2024	2025	2024
Net income attributable to stockholders	$25	$29	$33	$27
Net income attributable to noncontrolling interest	5	3	13	7
Net income	30	32	46	34
Interest expense	79	84	235	250
Income tax expense	15	61	36	53
Depreciation and amortization	67	68	193	198
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	(1)	1	2
EBITDA	191	244	511	537
Other loss (gain), net	3	(9)	(7)	(1)
Equity in earnings from unconsolidated affiliates(1)	(6)	(3)	(18)	(14)
Impairment expense	1	—	2	2
License fee expense	56	49	157	124
Acquisition and integration-related expense	24	36	78	193
General and administrative	58	44	162	147
Profit	$327	$361	$885	$988

Real estate profit	$121	$167	$308	$421
Financing profit	75	60	217	183
Resort and club management profit	135	129	391	364
Rental and ancillary services profit	(4)	5	(31)	20
Profit	$327	$361	$885	$988
(1) Excludes impact of interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates of $1 million for the nine months ended September 30, 2025, and $(1) million and $2 million for the three and nine months ended September 30, 2024, respectively.